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                                                                      Exhibit 15


                          ACCOUNTANTS' ACKNOWLEDGMENT


To the Shareholders and Board of Directors of Pfizer Inc.:

We hereby acknowledge our awareness of the incorporation by reference of our report dated May 17, 2000, except as to the pooling of interests of Pfizer Inc. and Warner-Lambert Company which is as of June 19, 2000, incorporated by reference in the Pfizer Inc. Current Report on Form 8-K dated September 1, 2000, in the following Registration Statements:

- Form S-8 dated October 27, 1983 (File No. 2-87473),
- Form S-8 dated March 22, 1990 (File No. 33-34139),
- Form S-8 dated January 24, 1991 (File No. 33-38708),
- Form S-8 dated November 18, 1991 (File No. 33-44053),
- Form S-3 dated May 27, 1993 (File No. 33-49629),
- Form S-8 dated May 27, 1993 (File No. 33-49631),
- Form S-8 dated May 19, 1994 (File No. 33-53713),
- Form S-8 dated October 5, 1994 (File No. 33-55771),
- Form S-3 dated November 14, 1994 (File No. 33-56435),
- Form S-8 dated December 20, 1994 (File No. 33-56979),
- Form S-4 dated February 14, 1995 (File No. 33-57709),
- Form S-8 dated March 29, 1996 (File No. 33-02061),
- Form S-8 dated September 25, 1997 (File No. 333-36371),
- Form S-8 dated April 23, 1998 (File No. 333-50899),
- Form S-8 dated April 22, 1999 (File No. 333-76839),
- Form S-4 dated March 9, 2000 (File No. 333-90975),
- Form S-8 dated June 19, 2000 (File No. 333-39610),
- Form S-8 dated June 19, 2000 (File No. 333-90975), and
- Form S-8 dated June 19, 2000 (File No. 333-39606).

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


KPMG LLP
New York, New York
September 1, 2000